     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE ____, 1998
                                                    REGISTRATION NO.333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                               ACT NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                     77-0396887
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                                 188 CAMINO RUIZ
                           CAMARILLO, CALIFORNIA 93012
                                 (805) 388-2474
               (Address of principal executive offices) (Zip Code)


           1997 NON-EXECUTIVE OFFICER STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the Plan)


                                   MARTIN SHUM
                             CHIEF EXECUTIVE OFFICER
                               ACT NETWORKS, INC.
                                 188 CAMINO RUIZ
                           CAMARILLO, CALIFORNIA 93012
                                 (805) 388-2474

                     (Name and address of agent for service)




                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                      Proposed          Proposed
      Title of                                         Maximum          Maximum
     Securities                  Amount               Offering          Aggregate         Amount of
       to be                     to be                  Price           Offering        Registration
     Registered               Registered(1)          per Share(2)       Price(2)             Fee
     ----------               -------------          ------------      ----------       ------------
  Common Stock, $0.01         250,000 shares           $11.57          $2,892,500          $853.29
  par value
====================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Non-Executive Officer Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on June 4, 1998, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

        ACT Networks, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed with the Commission on September 29, 1997;

        (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 1997, December 31, 1997, and March 31, 1998, filed with the Commission on November 14, 1997, February 17, 1998, and May 15, 1998, respectively;

        (c) The Registrant's Registration Statement No. 000-25740 on Form 8-A, as amended, filed with the Commission on March 23, 1995 in which the terms, rights and provisions applicable to the Registrant's Common Stock are described.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities

        Not Applicable.


Item 5. Interests of Named Experts and Counsel

        Not Applicable.


Item 6. Indemnification of Directors and Officers

        Under Section 145 of the Delaware General Corporation Law the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws (the "Bylaws") provide that the Registrant shall indemnify its directors and officers to the extent any such officer or director acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and (iii) with respect to any criminal action or proceeding, with reasonable cause to believe such conduct was lawful. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director or officer to repay such advances if it is ultimately determined that such individual is not entitled to

                                      II-1.

indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such person may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise.

        In addition, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, no director shall be liable for monetary damages for breach of his or her fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such person may have or acquire under any statute, the Certificate of Incorporation, the Bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.

        The Registrant has obtained a liability insurance policy for its officers and directors that, subject to certain limitations, terms and conditions, will insure them against losses arising from wrongful acts (as defined by the policy) in their capacity as directors or officers.

        In addition, the Registrant has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Registrant's directors and certain of its officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant or as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.


Item 7. Exemption from Registration Claimed

        Not Applicable.


Item 8. Exhibits

Exhibit Number    Exhibit
--------------    -------
     4            Instruments Defining the Rights of Stockholders. Reference is
                  made to the Registrant's Registration Statement No. 000-25740
                  on Form 8-A, as amended, including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

     5            Opinion and consent of Brobeck, Phleger & Harrison LLP.

    23.1          Consent of Ernst & Young LLP, Independent Accountants.

    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

    24            Power of Attorney.  Reference is made to page II-4 of this Registration Statement.

    99.1          1997 Non-Executive Officer Stock Option/Stock Issuance Plan (as amended July 15, 1997).

    99.2*         Form of Notice of Grant of Stock Option to be generally used in connection with the 1997
                  Non-Executive Officer Stock Option/Stock Issuance Plan.

    99.3* Form of Stock Option Agreement to be generally used in connection with the Discretionary Option Grant Program of the 1997 Non-Executive Officer Stock Option/Stock Issuance Plan.

                                      II-2.

    99.4*         Form of Addendum to Stock Option Agreement (Involuntary Termination Following Change
                  in Control).

    * Exhibits 99.2 through 99.4 are incorporated herein by reference to Exhibits 10.29 through 10.31, respectively, to Registrant's quarterly report for the quarter ended March 31, 1997, filed with the Commission on May 15, 1997.


Item 9.  Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Non-Executive Officer Stock Option/Stock Issuance Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      II-3.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California on this 8th day of June, 1998.


                                       ACT NETWORKS, INC.


                                       By:  /s/ MARTIN SHUM
                                          --------------------------------------
                                          Martin Shum
                                          Chief Executive Officer and Chairman
                                          of the Board


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of ACT Networks, Inc., a Delaware corporation, do hereby constitute and appoint Martin Shum and Melvin L. Flowers and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                          Title                                          Date
---------                          -----                                          ----


  /s/ MARTIN SHUM                  President, Chief Executive                  June 8, 1998
------------------------------
Martin Shum                        Officer and Chairman of the Board
                                   (Principal Executive Officer)



  /s/ MELVIN L. FLOWERS            Vice President, Finance &                   June 8, 1998
------------------------------
Melvin L. Flowers                  Administration and Chief
                                   Financial Officer (Principal
                                   Financial and Accounting Officer)



                                      II-4.


/s/ WILLIAM AMBROSE                 Director                                    June 8, 1998
------------------------------
William Ambrose



/s/ HAROLD R. JOHNSON               Director                                    June 8, 1998
 ..............................
Harold R. Johnson


                                    Director                                    June 8, 1998
------------------------------
Archie J. McGill



/s/ FREDERICK GLUCK                 Director                                    June 8, 1998
------------------------------
Frederick Gluck



                                      II-5.

                                         EXHIBIT INDEX




Exhibit Number    Exhibit
--------------    -------
     4            Instruments Defining the Rights of Stockholders. Reference is
                  made to the Registrant's Registration Statement No. 000-25740
                  on Form 8-A, as amended, including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

     5            Opinion and consent of Brobeck, Phleger & Harrison LLP.

    23.1          Consent of Ernst & Young LLP, Independent Accountants.

    23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

    24            Power of Attorney.  Reference is made to page II-4 of this Registration Statement.

    99.1          1997 Non-Executive Officer Stock Option/Stock Issuance Plan (as amended July 15, 1997).

    99.2*         Form of Notice of Grant of Stock Option to be generally used in connection with the 1997
                  Non-Executive Officer Stock Option/Stock Issuance Plan.

    99.3*         Form of Stock Option Agreement to be generally used in connection with the
                  Discretionary Option Grant Program of the 1997 Non-Executive Officer Stock Option/Stock
                  Issuance Plan.

    99.4*         Form of Addendum to Stock Option Agreement (Involuntary Termination Following Change
                  in Control).


       * Exhibits 99.2 through 99.4 are incorporated herein by reference to Exhibits 10.29 through 10.31, respectively, to Registrant's quarterly report for the quarter ended March 31, 1997, filed with the Commission on May 15, 1997.